EXHIBIT 21
SUBSIDIARIES OF ACXIOM CORPORATION

U.S. SUBSIDIARIES

Subsidiary	Organized or Incorporated	Percent of Equity Securities Owned	Doing Business As
1. Acxiom CH, Inc.	Delaware	100%	Acxiom CH, Inc.
2. Acxiom Dutch Holdings, LLC	Delaware	100%	Acxiom Dutch Holdings, LLC
3. Acxiom Identity Solutions, LLC	Colorado	100%	Acxiom Identity Solutions, LLC
4. Acxiom ITO Holding I, LLC	Delaware	100%	Acxiom ITO Holding I, LLC
5. Acxiom ITO Holding II, LLC	Delaware	100%	Acxiom ITO Holding II, LLC
6. LiveRamp, Inc.	Delaware	100%	LiveRamp, Inc.

INTERNATIONAL SUBSIDIARIES

Subsidiary	Organized or Incorporated	Percent of Equity Securities Owned	Doing Business As
1. ACDUHO, C.V.	The Netherlands	100%	ACDUHO, C.V.
2. Acxiom Acquisition B.V.	The Netherlands	100%	Acxiom Acquisition B.V.
3. Acxiom Asia Global Services Center Ltd	China	100%	Acxiom Asia Global Services Center Ltd
4. Acxiom Australia Pty Limited	Australia	100%	Acxiom Australia Pty Limited
5. Acxiom Brasil Participacoes Ltda.	Brazil	100%	Acxiom Brasil Participacoes Ltda.
6. Acxiom Brasil Servicos de Tecnologia da Informacao Ltda	Brazil	100%	Acxiom Brasil Servicos de Tecnologia da Informacao Ltda
7. Acxiom Deutschland GmbH	Germany	100%	Acxiom Deutschland GmbH
8. Acxiom European Holdings Limited	UK	100%	Acxiom European Holdings Limited
9. Acxiom France SAS	France	100%	Acxiom France SAS
10. Acxiom Global Service Center Polska Sp.z.o.o.	Poland	100%	Acxiom Global Service Center Polska Sp.z.o.o.
11. Acxiom Greater China Information Services Ltd.	China	100%	Acxiom Greater China Information Services Ltd.
12. Acxiom International Holdings B.V.	The Netherlands	100%	Acxiom International Holdings B.V.
13. Acxiom Japan K.K.	Japan	100%	Acxiom Japan K.K.
14. Acxiom Limited	UK	100%	Acxiom Limited
15. Acxiom NZ Ltd.	New Zealand	100%	Acxiom NZ Ltd.
16. Acxiom PTE. Ltd.	Singapore	100%	Acxiom PTE. Ltd.
17. Acxiom Polska Sp.z.o.o.	Poland	100%	Acxiom Polska Sp.z.o.o.
18. Acxiom Pty Limited	Australia	100%	Acxiom Pty Limited
19. ChinaLoop Holdings	Cayman	100%	ChinaLoop Holdings
20. ChinaLoop (Mauritius) Co.	Mauritius	100%	ChinaLoop (Mauritius) Co.
21. XYZ Direct Pty Ltd.	Australia	100%	XYZ Direct Pty Ltd.